Exhibit 24.1



                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the American Stores Company 1997 Stock Plan for Non-Employee Directors of our report dated March 14, 1997, except for the Subsequent Events Note, as to which the date is April 8, 1997, with respect to the consolidated financial statements of American Stores Company incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997 filed with the Securities and Exchange Commission.


                                            Ernst & Young LLP


         Salt Lake City, Utah
         May 19, 1997